UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		February 11, 2015

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 300, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 11, 2015, the Board of Directors of Hyster-Yale Materials Handling, Inc. (the "Company") approved an amendment (the “Amendment”), effective immediately, to the Amended and Restated Bylaws of the Company ("Bylaws") to add Section 5 to Article VI.
The Amendment designates the Court of Chancery of the State of Delaware, or if that court lacks jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware as the sole and exclusive forum for certain legal actions involving the Company, unless the Company consents in writing to the selection of an alternative forum.
The Bylaws, including the Amendment, are filed as Exhibit 3.1 to this Current Report on Form 8-K.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Bylaws, including the Amendment.
Item 9.01 Financial Statements and Exhibits.

As described in Item 5.03 of this Current Report on Form 8-K, the following Exhibit is filed as part of this Current Report on Form 8-K.

(d) Exhibits

3.1	Amended and Restated Bylaws of Hyster-Yale Materials Handling, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 17, 2015		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Hyster-Yale Materials Handling, Inc.